PROSPECTUS SUPPLEMENT                         This Prospectus Supplement,
FOR THE PERIOD ENDING                         filed pursuant to Rule 424(b)(3),
MARCH 31, 1998 TO                             relates to Registration Statement
PROSPECTUS DATED                              No. 33-43136-02 and the
OCTOBER 8, 1991                               Prospectus dated October 8, 1991


                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 15, 1998


                           DISCOVER CARD TRUST 1991 D
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                          0-19734                   Not Applicable
(State of                         (Commission               (IRS Employer
organization)                     File Number)              Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                           19720
------------------------------------------------------
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


                                  Page 1 of 15
                         Index to Exhibits is on page 4


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Item 5. Other Events

On April 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the Due Period of March 1998, which is attached as Exhibit 21 hereto.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.    Description
-----------    -----------

21 Monthly Certificateholders' Statement for Discover Card Trust 1991 D related to the Due Period ending March 31, 1998.

                                   SIGNATURES


      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  DISCOVER CARD TRUST 1991 D
                                       (Registrant)

                                  By: DISCOVER RECEIVABLES FINANCING
                                      GROUP, INC.
                                      as originator of the Trust


                                  By:           Richard W. York
                                     -------------------------------------------
                                     Richard W. York
                                     Vice President


Date: April 15, 1998




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
                                  EXHIBIT INDEX


Exhibit No.    Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1991 D related to the Due Period ending March 31, 1998.





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